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                                       R.F. MANAGEMENT CORP.

                                 COMPUTATION OF PER SHARE EARNINGS
                                            (Unaudited)

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                                                                 Exhibit 11.1


                                             FOR THE SIX MONTHS               FOR THE THREE MONTHS
                                                    ENDED                            ENDED
                                                   MARCH 31,                       MARCH 31,
                                        ---------------------------        -------------------------
                                            1997             1996             1997           1996
                                        ----------       -----------       ----------      ---------

Net income (loss)                      ($   54,446)     ($  478,659)       $  166,020    ($  260,543)
                                        ----------       ----------        ----------     ----------
                                        ----------       ----------        ----------     ----------


Primary
Weighted average shares                  3,371,944        3,327,500         3,416,833      3,327,500
Assumed conversions
A warrants and
  B warrants                                  -             162,500              -            74,710
                                         ---------        ---------         ---------      ---------

Total weighted average
shares outstanding                       3,371,944        3,490,000         3,416,833      3,402,210
                                         ---------        ---------         ---------      ---------

  Earnings (loss) per
    share amounts                      ($      .02)     ($     0.14)       $      .05    ($     0.08)
                                        ----------       ----------        ----------     ----------
                                        ----------       ----------        ----------     ----------

Fully diluted
  Weighted average shares                                 3,327,500                        3,327,500
  Assumed conversions
     A warrants and
       B warrants                                         1,955,000                        1,955,000
                                                          ---------                        ---------

  Total weighted average
     shares outstanding                                   5,282,500                        5,282,500
                                                          ---------                        ---------
                                                          ---------                        ---------

  Loss per share amounts                                ($     0.09)                     ($     0.05)
                                                         ----------                       ----------
                                                         ----------                       ----------

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